Exhibit 24.1
NEWFIELD EXPLORATION COMPANY
POWER OF ATTORNEY
     Each person whose signature appears below hereby constitutes and appoints David A. Trice, Terry W. Rathert, John D. Marziotti and Brian L. Rickmers, or any of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Annual Report on Form 10-K of Newfield Exploration Company (the “Company”) and any or all subsequent amendments and supplements to the Annual Report on Form 10-K, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby qualifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Each person whose signature appears below may at any time revoke this power of attorney as to himself or herself only by an instrument in writing specifying that this power of attorney is revoked as to him or her as of the date of execution of such instrument or at a subsequent specified date. This power of attorney shall be revoked automatically with respect to any person whose signature appears below effective on the date he or she ceases to be a member of the Board of Directors or an officer of the Company. Any revocation hereof shall not void or otherwise affect any acts performed by any attorney-in-fact and agent named herein pursuant to this power of attorney prior to the effective date of such revocation.
Dated: February 5, 2009

Signature	Title

/s/ Terry W. Rathert	Senior Vice President and Chief Financial Officer

Terry W. Rathert

/s/ John D. Marziotti	General Counsel and Secretary

John D. Marziotti

/s/ Brian L. Rickmers	Controller and Assistant Secretary

Brian L. Rickmers

Signature	Title

/s/ David A. Trice	Chief Executive Officer and Chairman of the Board

David A. Trice

/s/ Philip J. Burguieres	Director

Philip J. Burguieres

/s/ Pamela J. Gardner	Director

Pamela J. Gardner

/s/ Dennis R. Hendrix	Director

Dennis R. Hendrix

/s/ John Randolph Kemp III	Director

John Randolph Kemp III

/s/ J. Michael Lacey	Director

J. Michael Lacey

/s/ Joseph H. Netherland	Director

Joseph H. Netherland

/s/ Howard H. Newman	Director

Howard H. Newman

/s/ Thomas G. Ricks	Director

Thomas G. Ricks

/s/ Juanita F. Romans	Director

Juanita F. Romans

/s/ C. E. Shultz	Director

C. E. Shultz

/s/ J. Terry Strange	Director

J. Terry Strange